UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 14, 2005, Icagen, Inc. (the “Company”) entered into a nonstatutory stock option agreement (“Stock Option Agreement”) with Martin A. Simonetti, a director of the Company. The Stock Option Agreement evidences a grant by the Company on March 14, 2005 of a stock option to purchase 25,000 shares of common stock of the Company to Mr. Simonetti under the Company’s 2004 Stock Incentive Plan at an exercise price equal to $6.01, the closing price of the Company’s common stock on The NASDAQ National Market on March 14, 2005.

The stock option will vest monthly over three years beginning on the date of grant and ending on the third anniversary of the date of grant. If Mr. Simonetti’s service as a director of the Company ceases, then the right to exercise the stock option will terminate three months after such cessation but in no event after the Final Exercise Date (as defined in the Stock Option Agreement). If Mr. Simonetti violates the non-competition or confidentiality provisions of any confidentiality and nondisclosure agreement or other agreement between him and the Company, the right to exercise the stock option will terminate immediately upon such violation. In the event that Mr. Simonetti’s service as a director of the Company is terminated by reason of death or disability, the right to exercise the stock option will terminate one year following the date of his death or disability. The stock option may not be sold, assigned, transferred, pledged or otherwise encumbered by Mr. Simonetti, except by will or the laws of descent and distribution, and, during his lifetime, the stock option will be exercisable only by Mr. Simonetti.

The form of Nonstatutory Stock Option Agreement for Director Options has been attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein, and the foregoing summary is qualified in its entirety by reference thereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2004, the Company’s Board of Directors elected Martin A. Simonetti as a Class I director of the Company, to serve until the 2005 annual meeting of stockholders of the Company. Mr. Simonetti will serve as a member of the Audit Committee of the Board of Directors.

There is no arrangement or understanding between Mr. Simonetti and any other person pursuant to which Mr. Simonetti was selected as a director, and there is no information required to be disclosed with respect to Mr. Simonetti pursuant to Item 404(a) of Regulation S-K.

On March 16, 2004, the Company issued a press release announcing the election of Mr. Simonetti as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: March 16, 2004	By:	/s/ P. Kay Wagoner
P. Kay Wagoner President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Nonstatutory Stock Option Agreement for Director Options Under the 2004 Stock Incentive Plan

99.1	Press Release entitled “Icagen Announces the Appointment of Martin Simonetti to the Company’s Board of Directors” issued by the Company on March 16, 2005